EXHIBIT 1.1


                                6,000,000 SHARES

                              AMPHENOL CORPORATION

                              CLASS A COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                             May __, 2000


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
LEHMAN BROTHERS INC.
MERRILL LYNCH & CO.
SALOMON SMITH BARNEY INC.
     c/o Donaldson, Lufkin & Jenrette
            Securities Corporation
         277 Park Avenue
         New York, New York  10172

Ladies and Gentlemen:

         Certain stockholders named in SCHEDULE II hereto (the "SELLING STOCKHOLDERS") of Amphenol Corporation, a Delaware corporation (the "COMPANY"), severally and not jointly, propose to sell to the several underwriters named in
SCHEDULE I hereto (the "UNDERWRITERS"), an aggregate of 6,000,000 shares of the Class A common stock, par value $.001 per share (the "FIRM SHARES"). Each Selling Stockholder is selling the number of Firm Shares set forth opposite such Selling Stockholder's name in SCHEDULE II hereto.

         The Selling Stockholders also propose to sell to the several Underwriters not more than an additional 900,000 shares, in the aggregate, of the Class A common stock (the "ADDITIONAL SHARES") if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "SHARES". The shares of Class A common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

         SECTION 1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-3 (No. 333-_____), including a prospectus relating to the Shares. The registration statement as amended at the time it became effective, including all financial schedules and exhibits thereto and documents incorporated therein by reference and including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus (including any prospectus subject to completion taken together with any term sheet meeting the requirements of Rule 434(b) or Rule 434(a) under the Act) in the form first used to confirm sales of the Shares is hereinafter referred to as the "PROSPECTUS," except that if any revised prospectus shall be provided to you by the Company for use in connection with the offering of the Shares as contemplated by Section 5 hereof which differs from the form of prospectus first used to confirm sales of the Shares, the term "PROSPECTUS" shall refer to such revised prospectus from and after the time it is first provided to you for such use. Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such preliminary prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any preliminary prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT"), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

         SECTION 2. AGREEMENTS TO SELL AND PURCHASE AND LOCK-UP AGREEMENTS. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Stockholder's name in SCHEDULE II hereto and (ii) each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a price per Share of $________ (the "PURCHASE PRICE"), the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I hereto bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders, severally and not jointly, agree to sell the Additional Shares to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to 900,000 Additional Shares from the Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Selling Stockholders within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as defined below)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased from the Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE I bears to the total number of Firm Shares.

         Each of the Company and the Selling Stockholders hereby agrees not to
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan, (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, and (iii) the Company may issue shares of Common Stock as consideration for acquisitions made by the Company or its Subsidiaries. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, each Selling Stockholder agrees that, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by each of the parties listed on SCHEDULE III hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 90 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

         SECTION 3. TERMS OF PUBLIC OFFERING. The Company and the Selling Stockholders are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         SECTION 4. DELIVERY AND PAYMENT. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two full business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Selling Stockholders, with any transfer taxes thereon duly paid by the respective Selling Stockholders, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Selling Stockholders of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be, at the office of DTC or its designated custodian (the "DESIGNATED OFFICE"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on May __, 2000 or such other time on the same or such other date as you and the Company shall agree in writing. The time and date of delivery for the Firm Shares are hereinafter referred to as the "CLOSING DATE". The time and date of delivery and payment for any Additional Shares to be purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as you and the Company shall agree in writing. The time and date of delivery for the Option Shares are hereinafter referred to as an "OPTION CLOSING DATE".

         The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

         SECTION 5. AGREEMENTS OF THE COMPANY. The Company agrees with you:

                  (a) If necessary, to (i) file (A) an amendment to the Registration Statement, (B) a post-effective amendment to the Registration Statement pursuant to Rule 430A under the Act or (C) a new or additional registration statement pursuant to Rule 462(b) or (c) under the Act, in each case, as soon as practicable after the execution and delivery of this Agreement; (ii) provide evidence satisfactory to the Underwriters of such timely filing; and (iii) use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time.

                  (b) To comply fully and in a timely manner with the applicable provisions of Rule 424, Rule 430A and Rule 462 under the Act.

                  (c) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension or qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (f) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading, or of the necessity to amend or supplement the Registration Statement or Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (d) To furnish to you, without charge, a signed copy of the Registration Statement as first filed with the Commission and each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (e) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, to make any amendment or supplement to the Prospectus or to make any filing with the Commission pursuant to
         Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of which you shall not previously have been advised or to which you shall reasonably object.

                  (f) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter may reasonably request.

                  (g) If, during the period specified in paragraph (f), any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or if it is necessary to amend or supplement the Prospectus to comply with the Act or the Exchange Act, forthwith to
         (i)(A) prepare and file, subject to the provisions of paragraph (e) above, with the Commission an appropriate amendment or supplement to the Prospectus or (B) file under the Exchange Act a document to be incorporated by reference in the Prospectus, so that in either case, the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act and the Exchange Act, and (ii) furnish to each of you, such number of copies of such documents as such Underwriter may reasonably request.

                  (h) Prior to any public offering of the Shares, (i) to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions of the United States as you may request, (ii) to continue such registration or qualification in effect so long as required for distribution of the Shares and (iii) to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that the Company shall not be required to qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or taxation, other than as to matters and transactions relating to the offer and sale of the Shares, in any jurisdiction where it is not now so subject.

                  (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution to the Underwriters of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (f); (ii) the printing and delivery to the Underwriters of the Prospectus and all amendments or supplements to it during the period specified in paragraph (f); (iii) the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) the printing and delivery of this Agreement and the preliminary and final blue sky memoranda (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery); (v) the registration with the Commission of the Shares; (vi) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states and any foreign jurisdiction (including in each case fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto); (vii) filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. ("NASD") in connection with the offering of the Shares; (viii) furnishing such copies of the Registration Statement, the preliminary prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters;
         (ix) fees, disbursements and expenses of the Company's counsel, the Company's accountants and any Selling Stockholder's counsel (in addition to the Company's counsel); (x) printing certificates representing the Shares; (xi) the costs and charges of any transfer agent, registrar and/or depositary; and (xii) all other reasonable costs and expenses incident to the performance by the Company and the Selling Stockholders of their other obligations under this Agreement (other than each parties' respective share of the costs and expenses incurred in connection with the roadshow; PROVIDED that the Company and the Underwriters shall split equally the costs of private air travel).

                  (j) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         SECTION 6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Underwriter that:

                  (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement).

                  (b) The Company either (i) has filed with the Commission prior to the effectiveness of the Registration Statement, a further amendment thereto, including therein a final prospectus, or (ii) will file with the Commission after the effectiveness of such Registration Statement, a final prospectus in accordance with Rules 430A and 424(b) under the Act and (iii) may file with the Commission after the effectiveness of such Registration Statement, a post-effective amendment thereto or a new or additional registration statement in accordance with Rule 462 under the Act; any required filing of the Prospectus, or any supplement thereto, pursuant to Rule 424(b) under the Act has been or will be made in the manner and within the time period required thereunder; any required filing of a post-effective amendment under Rule 430A of the Act or any new or additional registration statement pursuant to Rule 462 under the Act has been or will be made in the manner and within the time period required thereunder; no stop order suspending or preventing the use of the Registration Statement or the Prospectus, or any amendment or supplement thereto, has been issued and no proceedings for such purpose are, to the knowledge of the Company, pending before or threatened by the Commission.

                  (c) (i) The documents incorporated by reference in the Registration Statement, when they became effective or were filed with the Commission, as the case may be, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the documents incorporated by reference in the Registration Statement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act; (iii) any further documents so filed and incorporated by reference in the Registration Statement or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act; and (iv) any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished through you expressly for use therein.

                  (d) (i) The Registration Statement, in the form in which it became or becomes effective, did not or will not contain and the Registration Statement, as amended or supplemented, if applicable, will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (d) do not apply to statements or omissions in the Registration Statement or the Prospectus, or any amendment or supplement thereto, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly through you for use therein.

                  (e) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (e) do not apply to statements or omissions in any preliminary prospectus, or any amendment or supplement thereto, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly through you for use therein.

                  (f) Each of the Company and its Subsidiaries (as defined below) organized under the laws of the United States, any state thereof or the District of Columbia (the "DOMESTIC SUBSIDIARIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, except where the failure to be duly incorporated or validly existing or to have such power and authority would not have a Material Adverse Effect (as defined below). The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where to failure to be so qualified would not have a material adverse effect on the business, condition (financial or otherwise), results of operations or properties of the Company and its Subsidiaries, taken as a whole (each, a "MATERIAL ADVERSE EFFECT").

                  (g) Each Subsidiary of the Company that is not a Domestic Subsidiary and would constitute a "significant subsidiary" (as defined in Section 1-02 of Regulation S-X of the Commission) has been duly incorporated (or the equivalent thereof), is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties. The term "SUBSIDIARY" means each person with at least nominal assets of which a majority of the voting equity securities or other interests is owned, directly or indirectly, by the Company as of the Closing Date, such persons being referred to collectively as the "SUBSIDIARIES."

                  (h) Each of the Domestic Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

                  (i) Each Subsidiary of the Company that is not a Domestic Subsidiary and would constitute a "significant subsidiary" (as defined in Section 1-02 of Regulation S-X of the Commission) is duly qualified and is in good standing (or the equivalent thereof) as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

                  (j) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its Subsidiaries, except as otherwise disclosed in the Registration Statement.

                  (k) All the outstanding shares of Common Stock of the Company (including the Shares) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

                  (l) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary of the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for nominal shares held pursuant to the requirements of local law, and except as described in the Prospectus; there are no outstanding rights, warrants or options to acquire, or securities convertible into or exchangeable for, any shares of capital stock or other equity interest in any of the Company's Subsidiaries.

                  (m) The Company has the authorized, issued and outstanding capitalization as of March 31, 2000 set forth in the Prospectus under the heading "Capitalization", which gives effect to a 2-for-1 stock split that occurred on April 24, 2000 and an amendment to the Company's certificate of incorporation to increase the number of authorized shares to 100,000,000 (but does not include subsequent issuances, if any, pursuant to existing employee benefit plans and reservations or agreements that are listed on SCHEDULE IV hereto).

                  (n) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                  (o) This Agreement has been duly authorized, executed and delivered by the Company.

                  (p) Neither the Company nor any of its Subsidiaries is (i) in violation of its respective charter or by-laws, (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their respective property is bound or (iii) except for violations that, individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the ability of the Selling Stockholders and the Underwriters to consummate the offering of the Shares, in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company or any of its Subsidiaries.

                  (q) The execution, delivery and performance of this Agreement by the Company and the compliance by the Company with all the provisions hereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, (ii) any of the terms, conditions or provisions of any document, agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or their respective properties are bound, or (iii) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company, any of its Subsidiaries or their respective properties except, in the case of (ii) and (iii), for such conflicts, defaults or violations that would not have a Material Adverse Effect. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement, except under the Act and the state or foreign securities or blue sky laws or except as shall have been obtained or made on or prior to the Closing Date.

                  (r) The statistical and market-related data included in the Prospectus or incorporated therein by reference are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

                  (s) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any of their respective property is the subject that are required to be described in the Registration Statement or Prospectus, and to the best of the Company's knowledge, no such proceedings are threatened. No contract or other document of a character required to be filed as an exhibit to the Registration Statement is not so filed as required.

                  (t) (i) The Company and each of its Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner it is currently being conducted; (ii) neither the Company nor any of its Subsidiaries has received notice of any proceedings relating to the revocation or termination of any such permits; except, in the case of clauses (i) and
         (ii), where failure to have such permits, or the revocation or termination of any such permits would not, individually or in the aggregate, result in a Material Adverse Effect.

                  (u) The Company and each of its Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions to all property and assets described in the Registration Statement as being owned by it except for any such liens (i) for taxes not yet due and payable or for taxes being contested in good faith for which adequate reserves, in accordance with generally accepted accounting principles, have been taken or (ii) as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (v) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (w) Except as pursuant to (i) the Registration Rights Agreement, dated as of May 19, 1997, by and among the Company and the persons signatory thereto and (ii) each Management Stockholder's Agreement, dated as of May 19, 1997, by and between the Company and the management stockholder named on the face thereof, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (x) The Company and/or its Subsidiaries owns all rights to or has the right to use the designs embodying all of the patents, trademarks, service marks, trade names, copyrights, licenses and rights presently used by them in the conduct of the Company's business and neither the Company nor any of its Subsidiaries has received notice or is otherwise aware of any conflict with the rights of others, the result of which conflict is reasonably likely to result in a Material Adverse Effect, and to the best of the Company's knowledge, there is no infringement on such patents, trademarks, servicemarks, trade names, copyrights, licenses and right by others the result of which infringement is reasonably likely to result in a Material Adverse Effect.

                  (y) Deloitte & Touche LLP are independent public accountants with respect to the Company as required by the Act.

                  (z) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its Subsidiaries.

                  (aa) Except as set forth in or contemplated by the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given therein and up to and including the Closing Date, (i) none of the Company or any of its Subsidiaries has entered into any transactions that are material to the Company and its Subsidiaries, taken as a whole, outside of the ordinary course of business, (ii) there has not been any material adverse change in the business, condition (financial or otherwise), results of operations or properties of the Company and its Subsidiaries, taken as a whole (each, a "MATERIAL ADVERSE CHANGE") and (iii) there has not been any issuance of options or warrants to purchase capital stock of the Company or any of its Subsidiaries (other than options or warrants granted pursuant to the Company's existing stock option plan or similar benefit plan), or any payment of or declaration to pay any dividends or other distribution with respect to the capital stock of the Company.

                  (bb) Except as disclosed in the Prospectus (including with respect to this Agreement), neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any Subsidiary or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering of the Shares.

                  (cc) There are no parties, other than the Selling Stockholders, that have rights to register any securities of the Company.

                  (dd) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

                  (ee) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company's knowledge, is threatened, and the Company is not aware of any existing labor dispute by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect.

                  (ff) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

         SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder represents and warrants to each Underwriter that:

                  (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date and any Option Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

                  (b) The Shares to be sold by such Selling Stockholder have been duly authorized and validly issued and are fully paid, non-assessable and were not issued in violation of any preemptive or similar rights.

                  (c) Such Selling Stockholder has, and on the Closing Date and any Option Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement signed by such Selling Stockholder and _____________, as custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "CUSTODY AGREEMENT") and the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (the "ATTORNEYS") to the extent set forth herein, relating to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement (the "POWER OF ATTORNEY") and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

                  (d) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                  (e) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms.

                  (f) The Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  (g) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, and, assuming the Underwriters are acquiring the Shares in good faith without notice of any adverse claim, within the meaning of the Uniform Commercial Code as in effect in the State of New York, the Underwriters will be the owner of the Shares free and clear of all liens, encumbrances, and charges whatsoever, arising as a result of action by the Selling Stockholders.

                  (h) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or blue sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound and which is material to the business of such Selling Stockholder or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

                  (i) The information in the Registration Statement under the caption "Principal and Selling Stockholders" that specifically relates to such Selling Stockholder does not, and on the Closing Date or any Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (j) At any time during the period described in Section 5(f), if there is any change in the information referred to in Section 7(i), such Selling Stockholder will immediately notify you of such change.

                  (k) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

                  (l) Such Selling Stockholder is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 8. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

                  (b) Each of the Selling Stockholders agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Shares sold by such Selling Stockholder hereunder; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date or the Option Closing Date, as the case may be) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section

         20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

                  (d) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(c), or pursuant to both Sections 8(b) and 8(c), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(d), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the

         Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Attorneys. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have (a) failed to comply with such reimbursement request or (b) contested, in good faith, such fees and expenses of counsel. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (e) To the extent the indemnification provided for in this
         Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company or the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                  (f) Each Selling Stockholder that is not affiliated with Kohlberg, Kravis Roberts & Co. L.P. (any such affiliated Selling Stockholder being referred to as a "KKR SELLING STOCKHOLDER") hereby designates [NAME OF COMPANY], [ADDRESS OF COMPANY], as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each such Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Selling Stockholder, at the address for notices specified in Section 12 hereof.

         SECTION 9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date are subject to the satisfaction of each of the following conditions:

                  (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied in all material respects with all of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

                  (b) (i) The Registration Statement shall have become effective (or if (i) a post-effective amendment thereto (including any such amendment required to be filed pursuant to Rule 430A under the Act) or
         (ii) a new or additional registration statement pursuant to Rule 462 under the Act has been filed, such post-effective amendment or new or additional registration statement (as applicable) shall have become effective) not later than the opening of business on the first full business day next following the date of this Agreement or at such later date and time as you may approve in writing, (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission and every comment by or request for additional information on the part of the Commission or any securities commission or regulatory authority of the several states or any foreign jurisdiction shall have been responded to or complied with in all material respects and (iii) no stop order suspending the sale of the Shares shall have been issued and no proceeding for that purpose shall have been commenced and be pending before any securities regulators, and the Company shall not have received notice of the contemplation of any such issuance by any such securities regulator, in each case set forth in this clause (iii) that, in your opinion, would materially adversely affect the offering of the Shares.

                  (c) Subsequent to the effective date of this Agreement, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there shall not have been any Material Adverse Change, or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business of the Company, (ii) there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company or any of its Subsidiaries (other than as a result of borrowings (revolving or other) for working capital incurred in the ordinary course of business) and (iii) neither the Company nor any of its Subsidiaries shall not have incurred any liability or obligation, direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole and which have materially changed the financial position of the Company and its Subsidiaries, taken as a whole.

                  (d) On the Closing Date, you shall have received a certificate dated the Closing Date signed by Mr. Martin H. Loeffler and Mr. Edward
         G. Jepsen, in their capacities as (A) the President and Chief Executive Officer and (B) Executive Vice President and Chief Financial Officer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b), and (c)(i) of this Section 9 and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

                  (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, and you shall have received on the Closing Date a certificate dated the Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to the Closing Date.

                  (f) You shall have received on the Closing Date an opinion (in the form attached hereto as EXHIBIT A), dated the Closing Date, of Simpson Thacher & Bartlett, special counsel for the Company and the Selling Stockholders. The opinion of Simpson Thacher & Bartlett shall be rendered to you at the request of the Company and the Selling Stockholders and so state therein.

                  (g) You shall have received on the Closing Date an opinion (in the form attached hereto as EXHIBIT B), dated the Closing Date, of Edward C. Wetmore, counsel for the Company, with respect to the Company and its Subsidiaries. The opinion of Edward C. Wetmore shall be rendered to you at the request of the Company and shall so state therein.

                  (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

                  (i) You shall have received a letter concurrently with the execution of this Agreement and on and as of the Closing Date in form and substance reasonably satisfactory to you, from Deloitte & Touche LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and/or incorporated therein by reference.

                  (j) The Company shall have delivered to you the agreements specified in Section 2 hereof, which agreements shall be in full force and effect on the Closing Date.


                  (k) The Shares shall have been duly listed, subject to notice of issuance, on the NYSE.

                  (l) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (m) Latham & Watkins shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9.

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         All opinions, certificates, letters and other documents required by this Section 9 to be delivered by the Company will be in compliance with the provisions hereof if and only if they are reasonably satisfactory in form and substance to the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters or their counsel shall reasonably request.

         SECTION 10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the later of (i) execution of this Agreement, (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission and (iii) if a post-effective amendment to the Registration Statement has been filed (including any post-effective amendment required to be filed pursuant to Rule 430A) or a new or additional registration statement has been filed (including any new or additional registration statement required to be filed pursuant to Rule 462 under the Act), the effectiveness of such post-effective amendment or new or additional registration statement. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company or the Selling Stockholders by notifying the Underwriters or by the Underwriters by notifying the Company and the Selling Stockholders.

         This Agreement may be terminated at any time after it becomes effective and prior to the Closing Date by you by written notice to the Company and the Selling Stockholders if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, or (ii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, or (iv) the declaration of a banking moratorium by either federal or New York State authorities.

         If on the Closing Date or on the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, that it or they have agreed to purchase hereunder on such date, and the aggregate number of Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion that the number of Firm Shares set forth opposite its name in
SCHEDULE I bears to the total number of Firm Shares that all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Firm Shares or Additional Shares, as the case may be, that any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date by all Underwriters, and arrangements satisfactory to you and the Selling Stockholders for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case that does not result in termination of this Agreement, either you or the Selling Stockholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to
(i) terminate their obligation hereunder to purchase such Additional Shares or
(ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 11. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder agrees with you and the Company:

                  (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

                  (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

         SECTION 12. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut, 06492-7530,
Attention: President, (b) if to any KKR Selling Stockholder, to Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019,
Attention: ____________, (c) if to any other Selling Stockholder, to [Name of Attorney-in-Fact] c/o [Address of Attorney-in-Fact] and (d) if to any Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the officers or directors of the Company, any controlling person of the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or any of the Selling Stockholders to comply with the terms hereof or to fulfill any of the conditions set forth in Section 9 of this Agreement, other than by reason of a default under this Agreement by an Underwriter, the Company and the Selling Stockholders agree to reimburse the several Underwriters upon demand accompanied by reasonable supporting documentation for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the matters contemplated by this Agreement.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.


                            [Signature page follows]

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.


                                   Very truly yours,


                                   AMPHENOL CORPORATION


                                   By: ____________________________
                                       Name: Edward G. Jepsen
                                       Title:   Executive Vice President and
                                                Chief Financial Officer


                                   THE SELLING STOCKHOLDERS NAMED IN
                                   SCHEDULE II HERETO, ACTING SEVERALLY




                                   By: ___________________________
                                            Attorney-in-fact





DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.


Acting severally on behalf of themselves and the several Underwriters named in SCHEDULE I hereto

By: DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION


     By: _______________________
         Name:    Jared Felt
         Title:   Vice President

                                   SCHEDULE I


                                                                  NUMBER OF FIRM SHARES TO BE
UNDERWRITER                                                               PURCHASED
-----------                                                       ---------------------------
Donaldson, Lufkin & Jenrette
   Securities Corporation...................................

Lehman Brothers Inc.........................................

Merrill Lynch, Pierce, Fenner & Smith Incorporated..........

Salomon Smith Barney Inc....................................

Total.......................................................
                                                                  ===========================

                                   SCHEDULE II

                                                          NUMBER OF FIRM SHARES
            SELLING STOCKHOLDER                                 BEING SOLD
            -------------------                           ---------------------





                                      Total

                                 SCHEDULE III

                     PARTIES DELIVERING A LOCK-UP AGREEMENT


DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------
Andrew M. Clarkson
Timothy F. Cohane
G. Robert Durham
Edward G. Jepsen
Henry R. Kravis
Marc S. Lipschultz
Martin H. Loeffler
Michael W. Michelson
Diana G. Reardon
George R. Roberts
Edward C. Wetmore

STOCKHOLDERS
------------
KKR 1996 FUND L.P.
NXS ASSOCIATES, L.P.
KKR PARTNERS II, L.P.

[ADD OTHERS?]



                                       III-1

                                   SCHEDULE IV

None.


                                       IV-1